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                                                                 EXHIBIT 10.23

                               ALLIANCE AGREEMENT



Cisco Systems, Inc., ("Cisco") a corporation organized under the laws of the state of California and having a place of business at 170 West Tasman Drive, San Jose, California 95134-1706, and VIP Calling, Inc., a corporation organized under the laws of the state of Delaware and having a principal place of business at 121 Middlesex Turnpike, Burlington, MA 01803 (hereinafter "VIP Calling"), agree to enter into this agreement (the "Alliance Agreement") as of the date of execution below (the "Effective Date").


1.   RELATIONSHIP OBJECTIVES

This Alliance Agreement creates a non-binding framework of cooperation under which the parties can explore potential collaborative opportunities for achieving their respective objectives. The objectives for each party under this Alliance Agreement are as set forth below:

     1.1    VIP CALLING'S OBJECTIVES IN ENTERING INTO THIS ALLIANCE ARE TO:

            (a) Be Cisco's reference customer in the creation and validation of the new market segment in voice over IP network enabled applications.

            (b)  Leverage Cisco's expertise into new markets and services.

            (c) Qualify for becoming a Cisco Powered Network (TM) on one or more VIP Calling services.

            (d) Accelerate market penetration through joint VIP Calling-Cisco marketing and sales initiatives.

     1.2    CISCO'S OBJECTIVES IN ENTERING INTO THIS ALLIANCE ARE TO:

            (a) Leverage VIP Calling as an early adopter "beta" test and reference customer.

            (b) Become VIP Calling's preferred business partner and preferred end-to-end supplier of networking solutions which will enable VIP Calling's objectives and further the development of new products and technologies.

            (c) Qualify VIP Calling for Cisco Powered Network (TM) status on one or more services and assist VIP Calling in a marketing campaign.


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2.   EXECUTIVE SPONSOR AND MANAGEMENT TEAM

Cisco and VIP Calling will each appoint individual(s) to this Alliance Agreement as executive sponsors responsible for monitoring the relationship, conducting periodic briefings for each other and their teams, and providing a defined means of communication with other senior executives. Cisco and VIP Calling will also appoint individual(s) to this Alliance Agreement as Corporate Champions responsible for the day-to-day coordination of alliance issues.


3.   SCOPE OF ALLIANCE

The parties anticipate at the time of the execution of this Alliance Agreement that the scope of the Alliance will include some or all of the following joint activities and commitments which are check-marked below. These activities and commitments will be the subject of alliance discussions and ultimately of specific agreements ("Specific Agreements") according to the process set forth in Section 4 of this Alliance Agreement.

     3.1 TECHNOLOGY EVALUATION AND TESTING. The parties intend to engage in the ongoing evaluation and testing of the new technologies and products to enable VIP Calling's intelligent network service offerings. Cisco and VIP Calling will execute agreeable beta test agreements, VIP Calling will participate in early field trials and beta tests on technologies relevant to VIP Calling's core business. Cisco and VIP Calling further agree that VIP Calling will provide input on product specifications and design. Technology area: Voice over IP.

     3.2 INTERNET BUSINESS CONSULTATION. VIP Calling will be eligible to participate in Cisco's Trusted Advisor Program. Cisco will provide VIP Calling with a half day consultation session at Cisco's Executive Briefing Center, to review VIP Calling's internet business requirements and foster knowledge transfer to enable VIP Calling to deploy internet business solutions.

            Cisco will appoint an advisor to periodically contact VIP Calling and participate in quarterly meetings at either VIP Calling's or Cisco's headquarters.

            Area planned: Internal and external web-enabled business.

     3.3    JOINT MARKETING AND PROMOTION.

            (a) Cisco and VIP Calling agree to work together in identifying and pursuing promotional activities designed to enhance the Alliance Agreement. These efforts may include the promotion of the relationship by each party within its respective organization, via website promotion, trade show collaboration, newsletter highlights, participation in public relations activities, use of each other's trademarks or ingredient marks. Areas planned include: 1) Internal and external communications plan; and 2) Lead Generation and Trade Show


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                 turnkey programs and support.

          3.3.1 INTERNAL COMMUNICATIONS PLAN. Cisco and VIP Calling agree to create an internal communications plan that is designed to educate, promote and create awareness of the Alliance between both companies.

          3.3.2 EXTERNAL COMMUNICATIONS PLAN. Cisco and VIP Calling agree to create an external communications plan designed to promote and create awareness of the Alliance in the industry. Cisco and VIP Calling will submit to the other party, for its prior written approval, any marketing, advertising, press releases, and all other promotional materials related to the alliance that references the either or both companies.

          3.3.3 LEAD GENERATION PROGRAM AND TRADE SHOW PROGRAMS. Cisco will provide a turnkey Lead Generation and Trade Show Program for VIP Calling. The programs have been developed as tools to enable VIP Calling to conduct marketing campaigns promoting VIP Calling's business and the Cisco products sold to VIP Calling's target market. The Lead Generation program includes an easy method to create a direct mail campaign, collateral, and web pages. The Trade Show kit includes an exhibit and running demo. Both programs include a training kit and a lead tracking mechanism.

     3.4 JOINT SALES INITIATIVE. Cisco will work with VIP Calling to initiate a phased joint sales initiative to accelerate VIP Calling and Cisco's market penetration in mutually beneficial target markets. Cisco will introduce VIP Calling to Cisco country sales managers for sponsorship as a potential reference to Cisco customer base. Global phase plan is as follows: Phase one: Asia; Phase two: Eastern and southern Europe; phase three: Latin America.

     3.5 INGREDIENT BRANDING. VIP Calling may participate in Cisco's ingredient branding program, Cisco Powered Network. VIP Calling agrees to meet the then current criteria for certifying at least one
            (1) service as "Cisco Powered Network" within three (3) months of the Effective Date of the Alliance Agreement.


4.   ALLIANCE PROJECT PROCESS

WRITTEN AGREEMENTS. The terms of projects undertaken by the parties pursuant to this Alliance Agreement will be set forth in Specific Agreements which will be identified in an Addendum to this Alliance Agreement. Each Specific Agreement will contain the applicable information set forth in the template attached at Exhibit B.


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5.   COST SHARING, REIMBURSEMENT OF COSTS OR PAYMENTS BETWEEN ALLIANCE MEMBERS
     PENDING SPECIFIC AGREEMENTS

All costs incurred by either party in connection with the Alliance Agreement shall be the sole responsibility of the party incurring the costs.

6.   CONFIDENTIAL INFORMATION AND PUBLICITY

     6.1 NON-DISCLOSURE AND USE RESTRICTION. Except as set forth below in paragraph 7.2, the parties agree to maintain the confidentiality of, and refrain from using, other than for the express purpose of this Alliance Agreement or any of the Specific Agreements, confidential or proprietary information relating to the other party's business, including without limitation, the contents of this Alliance Agreement, technical processes and formulas, source codes, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data; provided that to the extent that such information is publicly known, already known by, or already in the possession of the non-disclosing party; is independently developed by the non-disclosing party; is thereafter rightly obtained by the non-disclosing party from a source other than the disclosing party; or is required to be disclosed by law, regulation, or court order and then only after prompt prior notification to the other party of such required disclosure; then there shall be no restriction on the use or disclosure of such information. The obligations of this paragraph shall be in effect during the term of this Alliance Agreement and for two (2) years following expiration or termination hereof.

     6.2 PUBLICITY. Any marketing, advertising, promotional materials, press releases or other public announcements regarding this Alliance Agreement, or any of the Specific Agreements, shall not be made without prior written consent of both parties, except as required by law, in which case the other party shall be consulted, to the extent reasonably practicable, as to the content and timing of such release, announcement or statement.


7.   TERM AND TERMINATION

     7.1. The Alliance Agreement commences on the Effective Date and will continue in effect for three (3) years ("Term").

     7.2.   (a)  Either party may terminate this Alliance Agreement for any reason or no reason and at any time by providing thirty (30) days written notice to the other party.


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            (b)  Either party may immediately terminate this Alliance Agreement upon written notice to the other party in the event of a material breach which remains uncured thirty (30) days after previous written notice by the nondefaulting party.

     7.3 In the event of termination of this Alliance Agreement, neither party shall have any obligation to continue the activities set forth herein [or in any Statement of Work], and all obligations and rights of the parties shall terminate, with the exception of Sections 7.1 (but only to the extent that section provides for survival of termination), 7.2 (Publicity), 10.4 (Consequential Damages Waiver) and 10.7 (Dispute Resolution) of this Alliance Agreement, which provisions shall survive expiration or termination. Upon termination, the parties agree to promptly return to each other all proprietary and confidential information of the other party.

8.   PURCHASE OF CISCO PRODUCTS AND SERVICES

     8.1 In the event that VIP Calling desires to purchase Cisco products and services, VIP Calling agrees to place such orders pursuant to the then current agreement in place between Cisco and VIP Calling for such purchases.


     8.2 PREFERRED VENDOR COMMITMENT. In consideration of Cisco's commitment of the resources described herein, VIP Calling hereby appoints Cisco as its preferred vendor. VIP Calling will purchase at least eighty percent (80%) of its total net purchases of any networking equipment from Cisco, where Cisco has a solution. Networking equipment is defined as equipment operating at layer two and/or layer three of the ISO model. VIP Calling forecasts that over the term of this Alliance Agreement, this commitment shall result in the purchase of $ten million ($10,000,000) of Cisco products which would not have otherwise been purchased.


10.  GENERAL PROVISIONS

     10.1. AMENDMENT. No change, amendment or modification of any provision of this Alliance Agreement shall be valid unless set forth in a written instrument signed by both parties.

     10.2. ENTIRE AGREEMENT. This Alliance Agreement sets forth the entire agreement and supersedes any and all prior or contemporaneous agreements and representations, written or oral, of the parties with respect to the transactions set forth herein. The parties acknowledge that as of the date hereof, no binding commitments exist between the parties with respect to the subject matter of this Alliance Agreement except as may be provided herein.


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     10.3.  ASSIGNMENT. Neither this Alliance Agreement, nor any rights hereunder in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other.

     10.4. CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A MATERIAL BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATION OR A VIOLATION OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY DIRECT, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS OR LOSS OF PROFIT. ALL LIABILITY UNDER THIS ALLIANCE AGREEMENT IS CUMULATIVE AND NOT PER INCIDENT. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     10.5. CONFLICT. In the event of conflict between this Alliance Agreement and any Statement of Work under this Alliance Agreement, the Statement of Work shall control as to the subject matter of the Statement of Work.

     10.6. CONSTRUCTION. In the event that any provision of this Alliance Agreement conflicts with the law under which this Alliance Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Alliance Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Alliance Agreement shall remain in full force and effect.

     10.7. DISPUTE RESOLUTION. Each party agrees that any dispute between the parties relating to this Alliance Agreement will first be submitted in writing to a panel of two senior executives of Cisco and VIP Calling, who shall promptly meet and confer in an effort to resolve such dispute through good faith consultation and negotiation. Each party's executives shall be identified by notice to the other party, and may be changed at any time thereafter also by notice to the other. In the event the executives are unable to resolve any dispute within thirty (30) days after submission to them, either party shall be free to seek any available remedies it may have at law or at equity.

     10.8. INDEPENDENT CONTRACTORS. The parties to this Alliance Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power, or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Alliance Agreement shall not be interpreted or construed to


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            create an association, agency, joint venture, or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

     10.9. NO WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Alliance Agreement, or to exercise any right under this Alliance Agreement, shall not be construed as a waiver or relinquishment of such party's right to enforce any such provision or right in any other instance.

     10.10. NOTICE. Any notice, approval, request, authorization, direction, or other communication under this Alliance Agreement shall be given in writing, directed to the addresses of the parties below, and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered by electronic mail; (ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (iv) five (5) business days after the mailing date whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the party to whom the same is directed.

     10.11. FORCE MAJEURE. Neither party shall be deemed in violation of this Alliance Agreement if it is prevented from performing any of the obligations under this Alliance Agreement by reason of severe weather and storms; earthquakes or other natural occurrences; strikes or other labor unrest; power failures; nuclear or other civil or military emergencies; acts of legislative, judicial, executive or administrative authorities; or any other circumstances which are not within its reasonable control.


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     10.12. GOVERNING LAW. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

            IN WITNESS WHEREOF, the parties hereto have executed this Alliance Agreement as of the date first above written.





CISCO SYSTEMS, INC.                    VIP CALLING, INC.



By: /s/ L. J. Lang                     By: /s/ Gordon J. VanderBrug
   ------------------------------         -------------------------------

Name: L. J. Lang                       Name: Gordon J. VanderBrug
     ----------------------------           -----------------------------

Title: Vice President                  Title: Executive Vice President
      ---------------------------            ----------------------------

Date: 1/4/99                           Date: 12/7/98
     ----------------------------           -----------------------------

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